DHI Group Reports Full Year 2022 Revenue Growth of 25% and Guides for Continued Revenue Growth in 2023

CENTENNIAL, Colorado, February 7, 2023 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights(1)

▪Total revenue was $39.8 million, up 18% year over year.
▪Total bookings were $37.7 million, up 4% year over year.
▪Net income was $2.4 million, or $0.05 per diluted share, a net income margin of 6%, compared to net income of $0.2 million, or $0.00 per diluted share, a net income margin of 1%, in the year-ago quarter. Adjusted Diluted Earnings Per Share for the quarter was $0.01, versus $0.00 in the year-ago quarter.
▪Adjusted EBITDA was $8.1 million, an Adjusted EBITDA Margin of 20%, compared to $7.1 million and 21%, respectively, in the year-ago quarter.
▪Cash flow from operations was $7.3 million.
▪Cash was $3.0 million and total debt was $30 million at quarter end.

Full Year 2022 Financial Highlights(1)

▪Total revenue was $149.7 million, up 25% year over year.
▪Total bookings were $160.2 million, up 20% year over year.
▪Net income was $4.2 million, or $0.09 per diluted share, a net income margin of 3%, compared to a net loss of $29.7 million, or $0.64 per diluted share, a negative net income margin of 25%, in the prior year. Adjusted Diluted Earnings Per Share for the year was $0.05, versus $0.02 a year-ago.
▪Adjusted EBITDA was $31.0 million and Adjusted EBITDA Margin was 21%, compared to $26.2 million and 22%, respectively, a year-ago.
▪Cash flow from operations was $36.0 million.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share later in this press release.

Commenting on 2022 performance, Art Zeile, President and CEO of DHI Group, said:

"We delivered solid revenue growth, as well as strong revenue renewal and retention rates, in the fourth quarter and full year, as employers continued to use our subscription-based offering to find, attract, engage and hire the highest quality tech professionals. Even in this difficult macro environment, where we are constantly reading about layoffs of thousands of workers, there continues to be strong demand for technologists across all industries as organizations ramp their technology initiatives. December represented the 25th consecutive month of tech employment expansion in the U.S. and employers posted job openings for over 833,000 tech jobs during the fourth quarter. Notably, this is a deceleration from the 1.6 million posted job openings in second quarter of the year. Nevertheless, because the unemployment rate for technologists dropped in December to 1.8%, there remains two job openings for every one tech worker who is looking for employment. With this significant supply-demand gap, we believe more employers will need access to our growing community of six million plus tech candidates to fill the growing number of tech job openings.

"Many companies are starting the year with a cautious spending outlook, which is lengthening our Dice new business sales cycle. However, we continue to see steady demand for ClearanceJobs as government contractors and agencies need to hire more technologists to staff newly funded federal programs following the largest U.S. defense budget increase in decades in the fourth quarter. With the dynamic new business sales team we have grown over the past two years, we are focusing several members on this near-term growth opportunity with ClearanceJobs.

"During 2023, we expect to continue to invest in our industry-leading products, as the total addressable market for our subscription-based offerings remains at over $1 billion in annual spend, and we are just scratching the surface."

Commenting on 2023 guidance, Kevin Bostick, CFO of DHI Group, said:

"For 2023, we expect total revenue to grow in the low double-digit percentage range, year over year, for each quarter throughout the year. From a profitability perspective, we expect to maintain adjusted EBITDA margins at or near 20%, with margins expected to expand over the next 6-12 months. We are not limiting our investment in sales and marketing in the near term but will manage our hiring and expense structure accordingly during this challenging environment. We remain focused on driving long-term, sustainable value creation and want to be well positioned from a customer acquisition perspective when the economy begins its recovery."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, February 7, 2023, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technologists based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow technology professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, expectations (financial or otherwise) and intentions, growth potential, and statements regarding our 2023 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, uncertainty in respect to the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, discontinued operations, proceeds from settlement, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, net income margin, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021

Revenues	$39,762	$33,748	$149,680	$119,903

Operating expenses:
Cost of revenues	4,766	4,002	17,607	15,088
Product development	4,692	4,852	17,674	16,020
Sales and marketing	16,157	12,487	59,364	43,701
General and administrative	8,506	7,934	34,049	28,583
Depreciation	4,893	4,314	17,487	16,344
Impairment of right-of-use asset	—	—	—	1,919
Total operating expenses	39,014	33,589	146,181	121,655
Other operating income:
Proceeds from settlement	2,061	—	2,061	—
Total operating income	2,061	—	2,061	—
Operating income (loss)	2,809	159	5,560	(1,752)
Income from equity method investment	490	190	1,597	190
Gain on investments	—	—	320	1,198
Impairment of investment	—	—	(2,300)	—
Interest expense and other	(590)	(235)	(1,580)	(667)
Income (loss) before income taxes	2,709	114	3,597	(1,031)
Income tax expense (benefit)	358	(118)	(579)	(629)
Income (loss) from continuing operations	2,351	232	4,176	(402)
Loss from discontinued operations, net of tax	—	—	—	(29,340)
Net income (loss)	$2,351	$232	$4,176	$(29,742)

Basic earnings (loss) per share - continuing operations	$0.05	$0.01	$0.09	$(0.01)
Diluted earnings (loss) per share - continuing operations	$0.05	$—	$0.09	$(0.01)

Basic loss per share - discontinued operations	$—	$—	$—	$(0.63)
Diluted loss per share - discontinued operations	$—	$—	$—	$(0.63)

Basic earnings (loss) per share	$0.05	$0.01	$0.09	$(0.64)
Diluted earnings (loss) per share	$0.05	$—	$0.09	$(0.64)

Weighted-average basic shares outstanding	43,593	45,126	44,274	46,333
Weighted-average diluted shares outstanding	46,149	48,721	46,533	46,333

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Cash flows from (used in) operating activities:
Net income (loss)	$2,351	$232	$4,176	$(29,742)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	4,893	4,314	17,487	17,118
Deferred income taxes	(118)	141	(3,800)	(569)
Amortization of deferred financing costs	36	37	146	147
Stock-based compensation	2,331	2,089	9,519	8,303
Income from equity method investment	(490)	(190)	(1,597)	(190)
Impairment of right-of-use asset	—	—	—	1,919
Impairment of investment	—	—	2,300	—
Gain on investments	—	—	(320)	(1,198)
Change in accrual for unrecognized tax benefits	(224)	(210)	(16)	(156)
Loss on disposition of discontinued operations	—	—	—	30,203
Changes in operating assets and liabilities:
Accounts receivable	(1,633)	(3,118)	(2,109)	(1,102)
Prepaid expenses and other assets	(932)	128	(1,479)	(1,032)
Capitalized contract costs	(955)	(2,102)	(545)	(2,990)
Accounts payable and accrued expenses	3,971	(137)	7,778	(1,520)
Income taxes receivable/payable	(347)	(181)	388	261
Deferred revenue	(1,388)	2,743	4,718	10,075
Other, net	(146)	(788)	(611)	(946)
Net cash flows from operating activities	7,349	2,958	36,035	28,581
Cash flows from (used in) investing activities:
Cash transferred with discontinued operations	—	(244)	—	(3,195)
Cash paid for investment	—	—	—	(3,000)
Cash received from sale of investment	—	—	320	1,198
Purchases of fixed assets	(4,583)	(3,600)	(17,976)	(14,307)
Net cash flows used in investing activities	(4,583)	(3,844)	(17,656)	(19,304)
Cash flows from (used in) financing activities:
Payments on long-term debt	(3,000)	(2,000)	(11,000)	(11,000)
Proceeds from long-term debt	3,000	7,000	18,000	14,000
Financing costs paid	—	—	(515)	—
Payments under stock repurchase plan	(3,567)	(5,210)	(18,530)	(15,409)
Purchase of treasury stock related to vested restricted and performance stock units	(204)	(850)	(5,155)	(2,978)
Proceeds from issuance of common stock through ESPP	163	—	287	—
Net cash flows used in financing activities	(3,608)	(1,060)	(16,913)	(15,387)
Effect of exchange rate changes	—	—	—	10
Net change in cash and cash equivalents for the period	(842)	(1,946)	1,466	(6,100)
Cash and cash equivalents, beginning of period	3,848	3,486	1,540	7,640
Cash and cash equivalents, end of period	$3,006	$1,540	$3,006	$1,540

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2022	December 31, 2021
Current assets
Cash and cash equivalents	$3,006	$1,540
Accounts receivable, net	20,494	18,385
Income taxes receivable	—	354
Prepaid and other current assets	4,294	4,177
Total current assets	27,794	24,456
Fixed assets, net	21,252	20,581
Capitalized contract costs	9,677	9,131
Operating lease right-of-use assets	6,581	6,888
Investments	5,646	3,769
Investments, at fair value	—	3,000
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	3,854	1,853
Total assets	$226,704	$221,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,818	$15,859
Deferred revenue	50,121	45,217
Income taxes payable	34	—
Operating lease liabilities	105	2,388
Total current liabilities	74,078	63,464
Deferred revenue	743	929
Operating lease liabilities	8,428	6,982
Long-term debt, net	30,000	22,730
Deferred income taxes	5,515	9,315
Accrual for unrecognized tax benefits	769	785
Other long-term liabilities	932	1,011
Total liabilities	120,465	105,216
Total stockholders’ equity	106,239	116,362
Total liabilities and stockholders’ equity	$226,704	$221,578

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2022 and 2021 and balance sheets as of December 31, 2022 and 2021 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q4 2022	Q4 2021	$ Change	% Change
Dice[1]	$28,158	$24,351	$3,807	16%
ClearanceJobs	11,604	9,397	2,207	23%
Total Revenues	$39,762	$33,748	$6,014	18%

Net income[2]	$2,351	$232
Net income margin[3]	6%	1%
Diluted earnings per share[2]	$0.05	$—
Adjusted diluted earnings per share[4]	$0.01	$—
Adjusted EBITDA[4]	$8,098	$7,077
Adjusted EBITDA margin3 4	20%	21%

	Revenue
	FY 2022	FY 2021	$ Change	% Change
Dice	$106,957	$86,257	$20,700	24%
ClearanceJobs	42,723	33,646	9,077	27%
Total Revenues	$149,680	$119,903	$29,777	25%

Income (loss) from continuing operations[5]	$4,176	$(402)
Loss from discontinued operations, net of tax	$—	$(29,340)
Net income (loss)	$4,176	$(29,742)
Net income (loss) Margin[3]	3%	(25)%
Diluted earnings (loss) per share - continuing operations[5]	$0.09	$(0.01)
Diluted earnings (loss) per share - discontinued operations	$—	$(0.63)
Diluted earnings (loss) per share	$0.09	$(0.64)
Adjusted diluted earnings per share[4]	$0.05	$0.02
Adjusted EBITDA[4]	$30,950	$26,162
Adjusted EBITDA Margin3 4	21%	22%

(1) Includes Dice and Career Events
(2) Net income and diluted earnings per share for the three months ended December 31, 2022 includes the net positive impact of income from investments, proceeds from settlement, and severance and related costs, all net of tax, and discrete tax items of $2.0 million, or $0.04 per share. For the three months ended December 31, 2021, the Company recorded severance and related costs, all net of tax, and discrete tax items that approximately offset with no impact to net income and diluted earnings per share.
(3) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenues.
(4) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(5) Income from continuing operations and diluted earnings per share from continuing operations for the year ended December 31, 2022 includes the net positive impact of income from investments, proceeds from settlement, impairments and severance and related costs, all net of tax, and discrete tax items of $1.9 million, or $0.04 per share. Loss from continuing operations and diluted loss per share from continuing operations for the year ended December 31, 2021 includes the net negative impact of a right-of-use asset impairment, severance and related costs, and gain on investment, all net of tax, and discrete tax items of $1.2 million, or $0.02 per share.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q4 2022	Q4 2021	$ Change	% Change
Dice	$25,674	$25,937	$(263)	(1)%
ClearanceJobs	12,067	10,279	1,788	17%
Total Bookings	$37,741	$36,216	$1,525	4%

	FY 2022	FY 2021	$ Change	% Change
Dice	$113,120	$95,481	$17,639	18%
ClearanceJobs	47,125	37,895	9,230	24%
Total Bookings	$160,245	$133,376	$26,869	20%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q4 2022	Q4 2021	$ Change	% Change
Dice	$15,384	$13,920	$1,464	11%
ClearanceJobs	$19,872	$17,832	$2,040	11%

	FY 2022	FY 2021	$ Change	% Change
Dice	$14,664	$13,644	$1,020	7%
ClearanceJobs	$19,080	$17,028	$2,052	12%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue:	Q4 2022	Q4 2021	FY 2022	FY 2021
Dice	94%	91%	99%	87%
ClearanceJobs	98%	105%	100%	96%

Renewal Rate on Count:
Dice	83%	86%	85%	79%
ClearanceJobs	80%	88%	84%	85%

	Retention Rates[1]
	Q4 2022	Q4 2021	FY 2022	FY 2021
Dice	107%	101%	110%	100%
ClearanceJobs	117%	118%	114%	107%
(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the total contract value renewed, relative to the previous total contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	December 31, 2022	December 31, 2021	Change	% Change
Dice	6,311	6,004	307	5%
ClearanceJobs	2,064	1,878	186	10%

	Deferred Revenue and Backlog[1]
	December 31, 2022	December 31, 2021	$ Change	% Change
Deferred Revenue	$50,864	$46,146	$4,718	10%
Contractual commitments not invoiced	66,391	46,497	19,894	43%
Backlog	$117,255	$92,643	$24,612	27%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Adjusted Diluted Earnings per Share
	Q4 2022	Q4 2021	FY 2022	FY 2021
Reconciliation of Diluted Earnings (Loss) per Share to Adjusted Diluted Earnings per Share:
Diluted earnings (loss) per share	$0.05	$—	$0.09	$(0.64)
Impairment of investment and ROU asset, net of tax	—	—	0.05	0.03
Severance and related costs, net of tax	—	0.01	0.01	0.03
Proceeds from settlement, net of tax	(0.03)	—	(0.03)	—
Gain on investments, net of tax	(0.01)	—	(0.03)	(0.02)
Discrete tax items	—	(0.01)	(0.03)	(0.02)
Loss from discontinued operations, net of tax	—	—	—	0.60
Other[1]	—	—	(0.01)	0.04
Adjusted diluted earnings per share	$0.01	$0.00	$0.05	$0.02

Weighted average shares- diluted earnings per share	46,149	48,721	46,533	46,333
Weighted average shares - adjusted diluted earnings per share	49,149	48,721	46,533	48,912

(1) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q4 2022	Q4 2021	FY 2022	FY 2021
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$2,351	$232	$4,176	$(29,742)
Interest expense	590	231	1,580	748
Income tax expense (benefit)	358	(118)	(579)	(629)
Depreciation	4,893	4,314	17,487	16,344
Non-cash stock-based compensation	2,331	2,089	9,519	7,681
Income from equity method investment	(490)	(190)	(1,597)	(190)
Impairment of right-of-use-asset	—	—	—	1,919
Proceeds from settlement	(2,061)	—	(2,061)	—
Gain on investments	—	—	(320)	(1,198)
Impairment of investment	—	—	2,300	—
Severance and related costs	126	513	445	1,969
Loss on discontinued operations, net of tax	—	—	—	29,340
Other	—	6	—	(80)
Adjusted EBITDA	$8,098	$7,077	$30,950	$26,162

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$7,349	$2,958	$36,035	$28,581
Interest expense	590	231	1,580	748
Amortization of deferred financing costs	(36)	(37)	(146)	(147)
Income tax expense (benefit)	358	(118)	(579)	(629)
Deferred income taxes	118	(141)	3,800	569
Change in accrual for unrecognized tax benefits	224	210	16	156
Change in accounts receivable	1,633	3,118	2,109	1,102
Change in deferred revenue	1,388	(2,743)	(4,718)	(10,075)
Discontinued operations results	—	—	—	(3,593)
Severance and related costs	126	513	445	1,969
Changes in working capital and other	(3,652)	3,086	(7,592)	7,481
Adjusted EBITDA	$8,098	$7,077	$30,950	$26,162

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock based compensation, impairments, income tax expense, gains or losses from equity method investments, severance and retention costs, and legal claims and fees. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure.